UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	001-13126	87-3971203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

831 W North Ave., Pittsburgh, PA 15233

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Background.

This Fourth Amendment to Form 8-K filed May 1, 2023 notifies investors that FOMO WORLDWIDE, INC. and subsidiaries were placed into receivership on April 1, 2024 by Thermo Communications Funding LLC through the Court of Common Pleas of Allegheny County, Pennsylvania. Additionally, the Definitive Agreement to acquire the North America assets of EcoChem Alternative Fuels LLC (“EAF”) was terminated on or around April 11, 2024.

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 1.02 Termination of a Material Definitive Agreement

The Definitive Agreement to acquire the North America assets of EcoChem Alternative Fuels LLC (“EAF”) was terminated on or around April 11, 2024 due to market conditions and capital availability. There were no break-up fees or penalties or shares issued and/or associated with the action mutually agreed to by us and EAF.

Item 1.03 Bankruptcy or Receivership.

FOMO WORLDWIDE, INC. and subsidiaries were placed into receivership on April 1, 2024 by Thermo Communications Funding LLC (“Thermo”) through the Court of Common Pleas of Allegheny County, Pennsylvania (No GD 24-002108). John Raymond, Vice President of our SMARTSolution Technologies, Inc. subsidiary, has been named Receiver. Thermo has indicated it intends to perform a UCC-1 foreclosure on our SST subsidiary as part of the reorganization, though no such plan has been filed with the Court. There are no other senior secured creditors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: April 15, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer